UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 1, 2006
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
On September 1, 2006, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”) approved a compensation arrangement for the members of all current and future special committees of the Board, including the special committee that had been created to conduct a further review of the Company’s historical stock option practices and the special committee that had been created to investigate, evaluate and consider one or more new “independent directors.” Upon the recommendation of the Compensation Committee of the Board, the Board approved paying the members of such committees at the same then-current rate and on the same then-current terms payable to members of the Company’s current standing Board committees for their participation on such other committees. As such, each member of a special committee will be paid $750.00 for each special committee meeting attended by such member in person or by telephone, including meetings attended by such members prior to September 1, 2006. Such compensation is in addition to the fees payable to directors for their service on the Board and its committees and for attendance at Board meetings or meetings of the other Board committees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: September 5, 2006	By:	/s/ John McAdam
John McAdam
President and Chief Executive Officer